Exhibit 99

Silicon Labs Announces Fourth Quarter 2018 Results

— Record 2018 Revenue —

— Challenging Macro Environment Impacts Q4 and Q1 Outlook —

AUSTIN, Texas — Jan. 30, 2019 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its fourth quarter ended December 29, 2018. Revenue in the fourth quarter fell short of the low end of guidance at $215.5 million, down from $230.2 million in the third quarter. Fourth quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.35 and $0.91, respectively.

“We are proud of our performance in 2018, which was a strong year for Silicon Labs in many dimensions. We completed the successful acquisition of Z-Wave, strengthened our team, and grew our revenue and design wins to record levels,” said Tyson Tuttle, CEO of Silicon Labs. “Despite current volatility, we remain confident about our longer-term ability to outperform the market. We are focused on executing on our product roadmaps and converting a large pipeline of opportunities into additional wins and share gains. The technologies we are developing are enabling our customers to transform industries and improve lives.”

Fourth Quarter Financial Highlights

•                  IoT revenue declined to $119 million, down 5% sequentially and up 9% year-on-year.

•                  Infrastructure revenue declined to $46 million, down 13% sequentially and up 18% year-on-year.

•                  Broadcast revenue declined to $35 million, down 3% sequentially and 3% year-on-year.

•                  Access revenue declined to $15 million, down 7% sequentially and 8% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 60.4%.

•                  GAAP R&D expenses were $63 million.

•                  GAAP SG&A expenses were $49 million.

•                  GAAP operating income as a percentage of revenue was 8.5%.

•                  GAAP diluted earnings per share were $0.35.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 60.6%.

•                  Non-GAAP R&D expenses were $49 million.

•                  Non-GAAP SG&A expenses were $39 million.

•                  Non-GAAP operating income as a percentage of revenue was 19.6%.

•                  Non-GAAP diluted earnings per share were $0.91.

Product Results

•                  Launched the next-generation Z-Wave® 700 on the Wireless Gecko platform, building on Z-Wave’s S2 security and interoperability framework, while improving energy efficiency and adding longer range RF capabilities.

•                  Released new Bluetooth® 5.1 software for the Wireless Gecko platform with a direction finding feature that enables more precise indoor navigation and location services.

•                  Expanded Silicon Labs’ groundbreaking low-power Wi-Fi® portfolio of modules and transceivers designed specifically for the requirements of IoT applications.

•                  Announced that Xiaomi, a leading IoT ecosystem provider in China, launched new smart lighting products based on Silicon Labs’ Wireless Gecko SoCs and Bluetooth mesh software.

•                  Tuya, a leading artificial intelligence and IoT (AIoT) platform provider in China, announced they are using the Wireless Gecko platform to enable their smart multiprotocol products to easily connect to multi-node mesh networks deployed in smart homes.

•                  Announced a collaboration with Tile, makers of the world’s best-selling Bluetooth location tracker, with Silicon Labs providing enabling software to its partners to support the expansion of Tile’s ecosystem.

•                  Collaborated with Cognosos to create a wireless networking device using Wireless Gecko SoCs to improve the management of automotive asset tracking.

Business Highlights

•                  Added Christy Wyatt, CEO of Absolute Software Corporation and a thought leader in the cybersecurity industry, to Silicon Labs’ board of directors.

•                  Won the Global Semiconductor Alliance’s “Most Respected Public Semiconductor Company” award for the fourth year in a row.

•                  Honored at the 2018 ASPENCORE World Electronics Achievement Awards (WEAA) in Shenzhen, China; Tyson Tuttle named Executive of the Year, and Wireless Gecko won in the wireless product category.

Business Outlook

In light of macro uncertainty and volatility, the company expects first quarter revenue to be in the range of $183 to $193 million, with IoT, Infrastructure, Broadcast and Access down, and estimates the following:

On a GAAP basis:

•                  GAAP gross margin at approximately 60.0%.

•                  GAAP operating expenses at approximately $114.0 million.

•                  GAAP effective tax rate of 10.0%.

•                  GAAP diluted loss per share between $(0.11) and $(0.01).

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin at approximately 60.0%.

•                  Non-GAAP operating expenses at approximately $90.0 million.

•                  Non-GAAP effective tax rate at 13.0%.

•                  Non-GAAP diluted earnings per share between $0.42 and $0.52.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10127685. The replay will be available through March 2, 2019.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks associated with international activities (including trade barriers); risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenues	$215,534	$201,018	$868,267	$768,867
Cost of revenues	85,291	81,754	346,868	314,676
Gross margin	130,243	119,264	521,399	454,191
Operating expenses:
Research and development	62,933	52,735	238,347	209,491
Selling, general and administrative	48,948	40,139	197,844	159,726
Operating expenses	111,881	92,874	436,191	369,217
Operating income	18,362	26,390	85,208	84,974
Other income (expense):
Interest income and other, net	(273)	1,963	6,647	6,057
Interest expense	(4,991)	(4,863)	(19,694)	(14,128)
Income before income taxes	13,098	23,490	72,161	76,903
Provision (benefit) for income taxes	(2,047)	28,342	(11,430)	29,811
Net income (loss)	$15,145	$(4,852)	$83,591	$47,092

Earnings (loss) per share:
Basic	$0.35	$(0.11)	$1.94	$1.11
Diluted	$0.35	$(0.11)	$1.90	$1.09

Weighted-average common shares outstanding:
Basic	43,109	42,656	43,159	42,446
Diluted	43,774	42,656	44,044	43,332

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended December 29, 2018
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$215,534

Gross margin	130,243	60.4%	$323	$—	$130,566	60.6%

Research and development	62,933	29.2%	6,413	7,760	48,760	22.6%

Selling, general and administrative	48,948	22.7%	6,447	3,020	39,481	18.4%

Operating income	18,362	8.5%	13,183	10,780	42,325	19.6%

	Three Months Ended December 29, 2018
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs and Fair Value Adjustments *	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$15,145	$13,183	$10,780	$2,785	$2,880	$(4,777)	$39,996

Diluted shares outstanding	43,774						43,774

Diluted earnings per share	$0.35						$0.91

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending March 30, 2019
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	60.0%	0.0%	60.0%

Operating expenses	$114	$24	$90

Effective tax rate	10.0%	3.0%	13.0%

Diluted earnings (loss) per share - low	$(0.11)	$0.53	$0.42

Diluted earnings (loss) per share - high	$(0.01)	$0.53	$0.52

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$197,043	$269,366
Short-term investments	416,779	494,657
Accounts receivable, net	73,194	71,367
Inventories	74,972	73,132
Prepaid expenses and other current assets	64,650	39,120
Total current assets	826,638	947,642
Property and equipment, net	139,049	127,682
Goodwill	397,344	288,227
Other intangible assets, net	170,832	83,144
Other assets, net	90,491	88,387
Total assets	$1,624,354	$1,535,082

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,171	$38,851
Deferred revenue and returns liability	22,494	—
Deferred income on shipments to distributors	—	50,115
Other current liabilities	81,180	73,359
Total current liabilities	144,845	162,325
Convertible debt	354,771	341,879
Other non-current liabilities	57,448	77,862
Total liabilities	557,064	582,066
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,088 and 42,707 shares issued and outstanding at December 29, 2018 and December 30, 2017, respectively	4	4
Additional paid-in capital	107,517	102,862
Retained earnings	961,343	851,307
Accumulated other comprehensive loss	(1,574)	(1,157)
Total stockholders’ equity	1,067,290	953,016
Total liabilities and stockholders’ equity	$1,624,354	$1,535,082

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 29, 2018	December 30, 2017
Operating Activities
Net income	$83,591	$47,092
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	15,912	14,766
Amortization of other intangible assets and other assets	44,102	27,246
Amortization of debt discount and debt issuance costs	12,892	10,146
Stock-based compensation expense	50,077	44,752
Deferred income taxes	(8,210)	(26,452)
Changes in operating assets and liabilities:
Accounts receivable	3,931	3,234
Inventories	7,660	(13,416)
Prepaid expenses and other assets	(4,960)	25,266
Accounts payable	5,952	(468)
Other current liabilities and income taxes	(21,828)	61,924
Deferred income, deferred revenue and returns liability	(6,202)	4,453
Other non-current liabilities	(9,375)	(9,022)
Net cash provided by operating activities	173,542	189,521

Investing Activities
Purchases of available-for-sale investments	(395,904)	(636,363)
Sales and maturities of available-for-sale investments	474,129	294,452
Purchases of property and equipment	(24,462)	(12,252)
Purchases of other assets	(11,063)	(4,960)
Acquisitions of businesses, net of cash acquired	(239,729)	(15,168)
Net cash used in investing activities	(197,029)	(374,291)

Financing Activities
Proceeds from issuance of long-term debt, net	—	389,468
Payments on debt	—	(72,500)
Repurchases of common stock	(39,276)	—
Payment of taxes withheld for vested stock awards	(19,483)	(15,753)
Proceeds from the issuance of common stock	13,303	11,815
Payment of acquisition-related contingent consideration	(3,380)	—
Net cash provided by (used in) financing activities	(48,836)	313,030

Increase (decrease) in cash and cash equivalents	(72,323)	128,260
Cash and cash equivalents at beginning of period	269,366	141,106
Cash and cash equivalents at end of period	$197,043	$269,366